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                                                                    EXHIBIT 99.4
                           FOX/LIBERTY NETWORKS, LLC
                               FLN FINANCE, INC.
                      TENDER OF ALL AND ANY OUTSTANDING
                       8 7/8% SENIOR NOTES DUE 2007 AND
                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007
                                IN EXCHANGE FOR
                       8 7/8% SENIOR NOTES DUE 2007 AND
                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007


To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Fox/Liberty Networks, LLC (the "Company") and FLN Finance, Inc. (the "FLN") are offering, upon and subject to the terms and conditions set forth in a prospectus dated December 24, 1997 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") their 8 7/8% Senior Notes Due 2007 (the "Senior Notes") and their 9 3/4% Senior Discount Notes Due 2007 (the "Senior Discount Notes" and, together with the Senior Notes, the "Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's and FLN's issued and outstanding 8 7/8% Senior Notes Due 2007 (the "Old Senior Notes") and 9 3/4% Senior Discount Notes Due 2007 (the "Old Senior Discount Notes" and, together with the Old Senior Notes, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company and FLN contained in two separate and substantially identical Registration Rights Agreements, each dated August 25, 1997, and each among the Company, FLN and the initial purchasers referred to therein.

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated December 24, 1997;

     2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

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     5.   Return envelopes addressed to The Bank of New York, the Exchange
Agent, for Old Notes.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 21, 1998, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message (as defined in the Prospectus) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                    Very truly yours,

                                    FOX/LIBERTY NETWORKS, LLC
                                    FLN FINANCE, INC.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR
AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY
STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.



Enclosures

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                           FOX/LIBERTY NETWORKS, LLC
                               FLN FINANCE, INC.
                                 TENDER OF ANY
                              AND ALL OUTSTANDING
                       8 7/8% SENIOR NOTES DUE 2007 AND
                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007
                                IN EXCHANGE FOR
                       8 7/8% SENIOR NOTES DUE 2007 AND
                     9 3/4% SENIOR DISCOUNT NOTES DUE 2007


To Our Clients:

     Enclosed for your consideration is a prospectus dated December 24, 1997 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Fox/Liberty Networks, LLC (the "Company") and FLN Finance, Inc. ("FLN") to exchange their 8 7/8% Senior Notes Due 2007 (the "Senior Notes") and their 9 3/4% Senior Discount Notes Due 2007 (the "Senior Discount Notes" and, together with the Senior Notes, the "Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the issued and outstanding 8 7/8% Senior Notes Due 2007 (the "Old Senior Notes") and 9 3/4% Senior Discount Notes Due 2007 (the "Old Senior Discount Notes" and, together with the Old Senior Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company and FLN contained in two separate and substantially identical Registration Rights Agreements, each dated August 25,1997 each among the Company, FLN and the initial purchasers referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on January 21, 1998, unless extended by the Company in its sole discretion. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

     1. The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on January 21, 1998, unless extended by the Company in its sole discretion.

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          If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.
WRITE

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Fox/Liberty Networks, LLC and FLN Finance, Inc. with respect to the Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

Old Senior Notes
                ---------------------------------------------------------------
                   AGGREGATE PRINCIPAL AMOUNT OLD SENIOR NOTES TENDERED

Old Senior Discount  Notes
                          -----------------------------------------------------
                                 AGGREGATE PRINCIPAL OF AMOUNT AT MATURITY
                                 OF OLD SENIOR DISCOUNT NOTES TENDERED

/ / Please do not tender any Old Notes held by you for my account.

Dated:                                                              199
      ------------------------------------------------------------,    -

Signature(s)
            -------------------------------------------------------------------

Please print name(s) here
                         -------------------------------------------------------

Address(es)
           ---------------------------------------------------------------------

Area Code and Telephone Number(s)
                                 -----------------------------------------------

Tax Identification or Social Security Number(s)
                                               ---------------------------------

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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